Exhibit 10(cc)

                       September 18, 1999




Toby B. Tindell
Cristie R. Tindell
5880 N. I-35 Industrial Blvd.
Edmond, OK 73034


                                Re:  Agreement between Toby Tindell and
                                     Interstate Travel Facilities, Inc. ("ITF")

Ladies and Gentlemen:

Toby B. Tindell ("Tindell") has agreed to transfer Tindell's stock in ITF to ITF in exchange for all of ITF's membership interest in ToeJoe, L.L.C. subject to the following terms and conditions:

  1.   Formation of ToeJoe. ITF has agreed to contribute four
       (4) tracts of real property, together with any improvements thereon, to a newly organized company, known as ToeJoe, L.L.C. ("ToeJoe") an Oklahoma limited liability company. ITF will be the sole initial member of ToeJoe. ToeJoe will assume all of the debt outstanding against such properties, including indebtedness in favor of SNB which amounted to approximately $2,119,867.31 principal and $3,397.16 interest at August 31, 1999. The four properties (the "Properties') to be contributed to ToeJoe are as follows:

          A.   Rodeo Corner (Situated at I-35 and Seward Road,
               Guthrie, Oklahoma)
          B. Waterloo I (Situated at 6800 N. I-35 Industrial Blvd., Edmond, Oklahoma)
          C. Waterloo II (Situated on west side of I-35 and Waterloo Road, Edmond, Oklahoma)
          D.   Road Warrior Truck Wash (Situated at 5008 W. 61st
               Street, Tulsa, Oklahoma)

  2. Release of Liabilities. It is understood and agreed that the Assumption Agreement(s) between ToeJoe and SNB shall fully discharge ITF from all liabilities or obligations in favor of SNB. It is also understood and agreed that ITF shall have no liabilities or obligations in connection with the $550,000 Wrap Around Promissory Note in favor of Stuckey's Management Group, L.L.C., nor in connection with the mortgage by Stuckey's Management, L.L.C. in favor of Pecan Shoppe of Edmond, Inc.

  3. Inventories and Accounts Payable. It is mutually agreed that ITF is also contributing to ToeJoe the inventories at Rodeo Corner, Waterloo I and Road Warrior
       Truck Wash. ToeJoe will assume the accounts payable associated with such locations.

  4. Tindell Stock. Tindell will exchange his 6,250 shares of common stock of ITF with ITF for all of ITF's membership interest in ToeJoe (the "Transaction").

  5. Release and Assignment of Certificates of Deposit. Stillwater National Bank and Trust Company ("SNB") is holding Certificates of Deposit (the "C/D's") in the total amount of $327,070.16 as collateral for certain loans to ITF. SNB has agreed to release such C/D's which will be assigned to The Beard Company and delivered at or prior to Closing.

  6. Conduct of Business. From the date hereof to the Closing of the Transaction, ITF will operate its business only in the ordinary course.

  7. Fuel Contracts. ITF shall have no liability in connection with the fuel contracts related to the Properties. Toby B. Tindell and Cristie R. Tindell shall have no liability in connection with the fuel contracts related to the properties (Cromwell and Lotawatah) which are retained by ITF and not transferred to ToeJoe.

  8. Closing and Effective Date. The effective date of the Transaction will be as of August 31, 1999. Closing of the Transaction will occur on November 15, 1999 or as soon thereafter as possible. If such Closing does not occur on November 15, it will occur within seven (7) days thereafter and be treated for both tax and financial purposes as if such Closing had occurred on August 31, 1999.

  9. Binding Effect. The undersigned acknowledge that they have the authority to execute this Letter Agreement. It is the intent of the parties that the Transaction shall become binding obligations of each of the parties hereto upon the execution hereof.

If the foregoing meets with your approval, please execute a counterpart of this letter at the places provided below and return one copy to us.

Very truly yours,

THE BEARD COMPANY


By   HERB MEE, JR.
     Herb Mee, Jr., President


ACCEPTED this 20th day of September, 1999


INTERSTATE TRAVEL FACILITIES, INC.


By   HERB MEE, JR.
     Herb Mee, Jr., Vice President

      TOBY B. TINDELL
      Toby B. Tindell

      CRISTIE R. TINDELL
      Cristie R. Tindell